Exhibit 4.3

Execution Version

SUPPLEMENTAL INDENTURE NO. 1

SUPPLEMENTAL INDENTURE NO. 1 (this “Supplemental Indenture”), dated as of May 10, 2021 (the “Issue Date”), by and among R.R. DONNELLEY & SON COMPANY, a Delaware corporation (the “Issuer”), the entities identified on the signature pages hereto as “Guarantors” (the “Guarantors”), solely for the purposes of Article III, Section 4.1, Section 4.7, Section 4.8 and Section 4.13 only, RRD NETHERLANDS LLC , a Delaware limited liability company (the “Specified Pledgor”) and U.S. BANK NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”) and as notes collateral agent for the Notes Secured Parties (as defined in the Base Indenture) (in such capacity, the “Notes Collateral Agent”).

W I T N E S S E T H:

WHEREAS, (i) the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent have heretofore executed and delivered an indenture, dated as of April 28, 2021 (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”), providing for the issuance by the Issuer of its 6.125% Senior Secured Notes due 2026, (ii) the Issuer, the Guarantors and the Notes Collateral Agent have heretofore executed and delivered a notes security agreement, dated as of April 28, 2021 (the “Security Agreement”), and (iii) the Specified Pledgor and the Notes Collateral Agent have heretofore executed and delivered a notes pledge agreement, dated as of April 28, 2021 (the “Pledge Agreement” and, together with the Security Agreement, the “Security Documents”);

WHEREAS, pursuant to and on the date of the Base Indenture, the Issuer issued $400,000,000 aggregate principal amount of its 6.125% Senior Secured Notes due 2026 (the “Existing Notes”);

WHEREAS, Sections 2.01 and 2.02 of the Base Indenture provide that the Issuer may, from time to time and in accordance therewith, issue Additional Notes under the Base Indenture;

WHEREAS, the Issuer wishes to issue, pursuant to the Indenture, an additional $50,000,000 aggregate principal amount of its 6.125% Senior Secured Notes due 2026 as Additional Notes (the “New Notes” and, together with the Existing Notes, the “Notes”);

WHEREAS, Section 9.01(k) of the Base Indenture provides that, without the consent of any Holder, the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent may enter into one or more indentures supplemental to the Indenture to provide for the issuance of Additional Notes in accordance with the terms of the Base Indenture, as set forth in Article II of this Supplemental Indenture;

WHEREAS, the Issuer, the Guarantors and, solely for the purposes of Article III, Section 4.1, Section 4.7, Section 4.8 and Section 4.13 only, the Specified Pledgor, are authorized to execute and deliver this Supplemental Indenture;

WHEREAS, the Issuer has requested that the Trustee and the Notes Collateral Agent execute and deliver this Supplemental Indenture; and

WHEREAS, all conditions and requirements necessary to the execution and delivery of this Supplemental Indenture have been done and performed, and the execution and delivery hereof by the parties hereto has been authorized in all respects;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors, solely for the purposes of Article III, Section 4.1, Section 4.7, Section 4.8 and Section 4.13 only, the Specified Pledgor, the Trustee and the Notes Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Base Indenture and the Security Documents are used herein as therein defined, as applicable. The term “Grantors” shall have the meaning given to the term “Pledgors” in the Security Agreement. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Article, section or other subdivision hereof.

ARTICLE II

NEW NOTES

SECTION 2.1 Amount of New Notes. The aggregate principal amount of New Notes to be authenticated and delivered under this Supplemental Indenture on May 10, 2021 is $50,000,000.

SECTION 2.2 Terms of New Notes. As of the date hereof, the Issuer shall issue, and the Trustee is hereby directed to authenticate and deliver, the New Notes, which constitute Additional Notes under the Indenture and shall:

(a) be issued as part of the existing series of Notes under the Indenture, and the New Notes and the Existing Notes shall be a single class for all purposes under the Indenture, including, without limitation, with respect to waivers, amendments, redemptions and offers to purchase;

(b) (i) be issued on May 10, 2021 at an issue price of 102.25%, plus accrued and unpaid interest from April 28, 2021, (ii) be deemed to have accrued interest from April 28, 2021 and (iii) have a first interest payment date of November 1, 2021;

(c) be issued in whole in the form of one or more Global Notes to be held by the Depositary and in the form, including appropriate transfer restriction legends, provided in Exhibit A of the Base Indenture; and

(d) initially bear, in the case of New Notes sold under Rule 144A of the Securities Act, the CUSIP number of 257867 BF7 and the ISIN number of US257867BF75 (which are the same as the Existing Notes sold under Rule 144A of the Securities Act), and, in the case of New Notes sold under Regulation S of the Securities Act, (i) until 40 days after the date hereof, the CUSIP number of U25783 AG3 and the ISIN number of USU25783AG39 (which are different from the Existing Notes sold under Regulation S under the Securities Act) and (ii) after the expiration of the 40th day and compliance with the procedures of the Depositary, thereafter, the CUSIP number of U25783 AF5 and the ISIN number of USU25783AF55 (which are the same as the Existing Notes sold under Regulation S under the Securities Act).

ARTICLE III

COLLATERAL

SECTION 3.1 Security Interest. As security for the payment or performance, as the case may be, in full of the Notes Obligations (including, in any event, the Notes Obligations in respect of the New Notes (the “New Notes Obligations”)), (i) each Grantor hereby pledges and grants to the Notes Collateral Agent, for the benefit of the Notes Secured Parties (including, in any event, the Holders of the New Notes (the “New Secured Parties”)), a lien on and a security interest in all of such Grantor’s right, title or interest in or to any and all of the Pledged Collateral (as defined in the Security Agreement), in each case, now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest and (ii) the Specified Pledgor hereby pledges and grants to the Notes Collateral Agent, for the benefit of the Notes Secured Parties (including, in any event, the New Secured Parties) a lien on and a security interest in the Specified Pledgor’s right, title or interest in or to any and all of the Pledged Collateral (as defined in Pledge Agreement) now owned or at any time hereafter acquired by the Specified Pledgor or in which the Specified Pledgor now has or at any time in the future may acquire any right, title or interest. Notwithstanding anything to the contrary contained in the previous sentence, the security interests created by this Supplemental Indenture shall not extend to, and the term “Pledged Collateral” shall not include, (A) for purposes of clause (i) above, any Excluded Property (as defined in the Security Agreement) or (B) for purposes of clause (ii) above, Excluded Equity (as defined in the Pledge Agreement). For the avoidance of doubt, the security interest granted herein is duplicative of the security interest granted in the Security Documents, does not affect the validity, scope or existence of the security interest created pursuant to the Security Documents and shall not be junior to the liens granted pursuant to the Security Documents, and the New Notes Obligations shall be secured on a pari passu basis with the other Notes Obligations. The security interests granted pursuant to this Section 3.1 shall be governed by the same terms, covenants and conditions governing the security interests granted pursuant to the Security Agreement or the Pledge Agreement, as applicable.

Notwithstanding any of the other provisions set forth in this Article III or anything else contained in this Supplemental Indenture or any other Notes Document, and subject to the Intercreditor Agreements, the aggregate amount of all Notes Obligations secured under the Security Documents by Restricted Property (as defined in the Security Agreement and the Pledge Agreement) shall not, at any time, exceed the Indenture Threshold Amount (as defined in the Security Agreement and the Pledge Agreement) of indebtedness (as defined in each Existing Senior Notes Indenture) that may be secured by Restricted Property under each Existing Senior Notes Indenture, determined in accordance with the terms of each Existing Senior Notes Indenture, without requiring holders of the Securities or Notes (as defined in and issued under each applicable Existing Senior Notes Indenture) to be equally and ratably secured in accordance with the terms of such Existing Senior Notes Indenture. It is understood and acknowledged by the parties hereto (including, by its acceptance of the benefit of this Supplemental Indenture, each Notes Secured Party) that (v) as of the date hereof, the total amount of Notes Obligations is in excess of the Indenture Threshold Amount as of the date hereof, (w) from time to time after the date hereof, the total amount of the Notes Obligations may be in excess of the Indenture Threshold Amount then in effect, (x) as of the date hereof, the Notes Obligations in excess of the Indenture Threshold Amount are not secured by any Restricted Property hereunder or under any other Security Document, (y) at any time after the date hereof, any Notes Obligations in excess of the Indenture Threshold Amount in effect at such time shall not be secured by any Restricted Property hereunder or under any other Security Document and (z) in no event shall any mortgage on any Restricted Property in favor of any Notes Secured Party created hereunder or under any other Security Document at any time secure any Notes Obligations in excess of the Indenture Threshold Amount then in effect. For the avoidance of doubt, the calculation of the Indenture Threshold Amount at any date of determination shall take into account all outstanding Attributable Debt (as defined in each Existing Senior Notes Indenture) of all Sale and Lease-Back

Transactions (as defined in each Existing Senior Notes Indenture) permitted pursuant to the last paragraph of Section 407 or 1007 of each Existing Senior Notes Indenture, as applicable, as of such date and all indebtedness (as defined in each Existing Senior Notes Indenture) of the Issuer and its Restricted Subsidiaries (as defined in each Existing Senior Notes Indenture) secured by mortgages (as defined in each Existing Senior Notes Indenture) permitted pursuant to the last paragraph of Section 406 or 1006 of each Existing Senior Notes Indenture as of such date.

SECTION 3.2 Filings. Each of the Grantors and the Specified Pledgor hereby agrees to, and hereby irrevocably authorizes (without obligating) the Notes Collateral Agent, for the benefit of the Notes Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements with respect to the Collateral or any part thereof and amendments thereto that (i) in the case of the Grantors, indicate the Collateral as “all assets, whether now owned or hereafter acquired” or “all personal property” of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail and (ii) in the case of the Grantors and the Specified Pledgor, contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor or Specified Pledgor, as applicable, is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor or Specified Pledgor. Each of the Grantors and the Specified Pledgor agrees to provide such information to the Notes Collateral Agent promptly upon any reasonable request (which request the Notes Collateral Agent shall have no obligation to make). For the avoidance of doubt, such authorization shall not impose any duty or obligation on the Notes Collateral Agent to make any such filing, such obligation being that of each Grantor and the Specified Pledgor hereunder. The Grantors and the Specified Pledgor hereby represent that, without limiting the foregoing authorization and grant, the execution, delivery, performance or effectiveness of this Supplemental Indenture does not require that any new financing statements be filed to maintain the validity of the security interest previously granted pursuant to the Security Documents or to maintain the perfection of the security interests granted in favor of the Notes Collateral Agent for the benefit of the Notes Secured Parties, including the New Secured Parties, in each case, to the extent required by the Security Documents and to the extent such security interests can be perfected by the filing in the United States (or any political subdivision thereof) of financing statements in favor of the Notes Collateral Agent for the benefit of the Notes Secured Parties, except as provided under applicable law with respect to the filing of continuation statements.

SECTION 3.3 Intercreditor Agreements. Notwithstanding any other provision contained herein, this Supplemental Indenture, the priority of the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Pari Passu Intercreditor Agreement, the ABL Intercreditor Agreement (and together with the Pari Passu Intercreditor Agreement, the “Intercreditor Agreements”) and any other intercreditor agreement entered into in accordance with the terms of the Indenture. In the event of any conflict or inconsistency between the provisions of this Supplemental Indenture (other than Section 3.1) and the Intercreditor Agreements or any such other applicable intercreditor agreement, the provisions of the Intercreditor Agreements or such other applicable intercreditor agreement shall control.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Notices. All notices and other communications to the Issuer, the Guarantors or the Specified Pledgor shall be given as provided in the Base Indenture or the Pledge Agreement, as applicable.

SECTION 4.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the Holders, the Trustee, the Notes Collateral Agent, any Agent or their successors hereunder, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 4.3 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. Sections 13.08 and 13.09 of the Base Indenture are incorporated herein, mutatis mutandis, as if part hereof.

SECTION 4.4 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 4.5 Benefits Acknowledged. Each of the Issuer and the Guarantors acknowledge that it will receive direct and indirect benefits from the financing arrangements contemplated by the Base Indenture and this Supplemental Indenture and that the covenants, guarantees and waivers made by it, as applicable, pursuant to the Indenture have been knowingly made in contemplation of such benefits.

SECTION 4.6 Ratification of Base Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Base Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4.7 Necessary Actions. Each of the Issuer, the Guarantors and the Specified Pledgor hereby represent and warrant that all actions necessary to give effect to this Supplemental Indenture have been taken.

SECTION 4.8 Effectiveness of Supplemental Indenture. This Supplemental Indenture shall become effective immediately upon its execution and delivery by the Issuer, the Guarantors, the Specified Pledgor, the Trustee and the Notes Collateral Agent.

SECTION 4.9 The Trustee and Notes Collateral Agent. Each of the Trustee and the Notes Collateral Agent make no representation or warranty as to or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the recitals contained herein, all of which recitals are made solely by the other parties hereto, (iii) the proper authorization hereof by the other parties hereto or otherwise, (iv) the due execution hereof by the other parties hereto, and/or (v) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and neither the Trustee nor the Notes Collateral Agent makes any representation with respect to any such matters. Each of the Trustee and Notes Collateral Agent shall be entitled to conclusively rely upon and enforce each and all of the rights, privileges, immunities, indemnities and benefits of the Trustee and the Notes Collateral Agent under the Indenture and the Security Documents.

SECTION 4.10 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be original, but such counterparts shall together constitute but one and the same instrument. One signed copy is enough to prove this Supplemental Indenture. Any signature to this Supplemental Indenture may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic

Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties represents and warrants to the other parties that it has the corporate or other capacity and authority to execute this Supplemental Indenture through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

SECTION 4.11 Note Guarantees. The Guarantors agree that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee.

SECTION 4.12 Headings. The Article and Section headings herein are for convenience of reference only, are not intended to be considered a part hereof and shall not affect the construction hereof.

SECTION 4.13 Limitations on Specified Pledgor. Each of the parties hereto agrees that the Specified Pledgor is party to this Supplemental Indenture solely for the purposes of Article III, Section 4.1, Section 4.7, Section 4.8 and Section 4.13 only.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ISSUER:

R.R. DONNELLEY & SONS COMPANY, as Issuer

By:	/s/ Terry D. Peterson
	Name:	Terry D. Peterson
	Title:	Executive Vice President and Chief
Financial Officer

[Signature Page to Supplemental Indenture]

GUARANTORS:

AMERICAN LITHOGRAPHERS, INC.
BANTA CORPORATION
BANTA GLOBAL TURNKEY LLC
BRIDGETOWN PRINTING CO.
CONSOLIDATED GRAPHICS INTERNATIONAL, INC.
CONSOLIDATED GRAPHICS PROPERTIES II, INC.
CONSOLIDATED GRAPHICS SERVICES, INC.
CONSOLIDATED GRAPHICS, INC.
COURIER PRINTING COMPANY
DDM-DIGITAL IMAGING, DATA PROCESSING AND MAILING SERVICES, L.C.
EGT PRINTING SOLUTIONS, LLC
EMERALD CITY GRAPHICS, INC.
GSL FINE LITHOGRAPHERS
H&N PRINTING & GRAPHICS, INC.
HICKORY PRINTING SOLUTIONS, LLC
IRONWOOD LITHOGRAPHERS, INC.
KELMSCOTT COMMUNICATIONS LLC
MERCURY PRINTING COMPANY, LLC
NIES/ARTCRAFT, INC.
OFFICETIGER HOLDINGS INC.
OFFICETIGER LLC
PBM GRAPHICS, INC.
PRECISION DIALOGUE DIRECT, INC.
PRECISION DIALOGUE MARKETING, LLC
PRECISION DIALOGUE, INC.
PRECISION LITHO, INC.
RR DONNELLEY LOGISTICS SERVICES WORLDWIDE, INC.
RRD DUTCH HOLDCO, INC.
STORTERCHILDS PRINTING CO., INC.
THE JACKSON GROUP CORPORATION
THE JARVIS PRESS, INC.
THE MCKAY PRESS, INC.
THOUSAND OAKS PRINTING & SPECIALTIES, INC.
VERITAS DOCUMENT SOLUTIONS, LLC,
as Guarantors

By:	/s/ Terry D. Peterson
Name: Terry D. Peterson
Title: Authorized Signatory

[Signature Page to Supplemental Indenture]

SOLELY FOR THE PURPOSES OF BEING BOUND BY ARTICLE III, SECTION 4.1, SECTION 4.7, SECTION 4.8 AND SECTION 4.13 ONLY

RRD NETHERLANDS, LLC, as Specified Pledgor

By:	/s/ Terry D. Peterson
	Name:	Terry D. Peterson
	Title:	Authorized Signatory

[Signature Page to Supplemental Indenture]

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joshua A. Hahn
	Name:	Joshua A. Hahn
	Title:	Vice President

NOTES COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION, as Notes Collateral Agent

By:	/s/ Joshua A. Hahn
	Name:	Joshua A. Hahn
	Title:	Vice President

[Signature Page to Supplemental Indenture]